Exhibit 10.6

AMENDMENT TO WARRANT

The Warrant issued by Coin Outlet Inc. (“CO”) to Bitcoin Shop Inc. (the “Company”) on October 2, 2014 (the “Warrant”) is hereby amended pursuant to this amendment agreement (the “Amendment”).

The Expiration Date as defined in Section 17(c) is here modified such that the Warrant shall expire on December 31, 2015.

All terms not defined herein shall have the meaning as set forth in the Warrant.  All terms and conditions in the Warrant (as amended) that have not been amended by this Amendment shall remain in full force and effect.

BITCOIN SHOP INC.

By:  ____________________________________
Name: Charles Allen
Title: CEO

ACCEPTED AND AGREED TO: as of January 14, 2015.

COIN OUTLET, INC.

By:           ____________________________________
Name: Eric Grill
Title: CEO